Exhibit 10.12

THE RIGHTS OF THE SECURED PARTY UNDER THIS AGREEMENT ARE SUBJECT TO, AND SUBORDINATED TO THE RIGHTS OF CERTAIN OTHER CREDITORS OF GRANTOR TO THE EXTENT SET FORTH IN A SUBORDINATION AGREEMENT DATED AS OF JUNE 17, 2013 BY AND AMONG SUPERCONDUCTOR TECHNOLOGIES INC. AS SUBORDINATED CREDITOR AND THE SENIOR CREDITORS PARTY THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE PROVISIONS OF THE SUBORDINATION AGREEMENT, THE PROVISIONS OF THE SUBORDINATION AGREEMENT SHALL GOVERN.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of June 17, 2013, is made by and between Resonant LLC, a California limited liability company (the “Grantor”), and Superconductor Technologies Inc., a Delaware corporation (the “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Exchange Agreement, dated of even date herewith, by and among, inter alia, (i) the Grantor, (ii) Resonant Inc., a Delaware corporation of which Grantor is a wholly-owned subsidiary (“Resonant Inc.”), and (iii) the Secured Party (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules and exhibits thereto, collectively, the “Exchange Agreement”), Resonant Inc. has agreed to issue, and the Secured Party has agreed to acquire, that certain Subordinated Senior Secured Convertible Note dated of even date herewith (the “Note”) in exchange for the Secured Party’s membership interests in the Grantor; and

WHEREAS, the Secured Party has made it a condition to its acceptance of the Note and completion of the transactions contemplated by the Exchange Agreement that Grantor (i) guaranty the obligations of Resonant Inc. under the Note pursuant to a Secured Subsidiary Guaranty dated as of the date hereof by and between Grantor and the Secured Party (the “Guaranty”), and (ii) grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of its obligations under the Guaranty;

WHEREAS, the transactions contemplated by the Exchange Agreement will be of material benefit to Grantor, and Grantor is therefore willing to enter into the Guaranty and grant such security interest;

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.                                    Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a)                               “Account” means an account (as that term is defined in the Code).

(b)                              “Account Debtor” means an account debtor (as that term is defined in the Code).

(c)                               “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d)                             “Books” means books and records (including, without limitation, the Grantor’s Records) indicating, summarizing, or evidencing the Grantor’s assets (including the Collateral) or liabilities, the Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and the Grantor’s goods or General Intangibles related to such information.

(e)                               “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f)                                “Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g)                              “Collateral” has the meaning specified therefor in Section 2.

(h)                              “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(i)                                  “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Secured Party, executed and delivered by Grantor, the Secured Party, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time. Notwithstanding the foregoing, if the Grantor provides a proposed form of Control Agreement to the Secured Party for approval, and the Secured Party does not provide comments or approval of such proposed form within twenty (20) days following receipt thereof from the Grantor or, thereafter, fails to negotiate with the securities intermediary or bank in a good faith, reasonable and timely manner in order to reach agreement on such form, the proposed form of Control Agreement shall be deemed to be reasonably satisfactory to the Secured Party.

(j)                                  “Copyrights” means all copyrights and copyright registrations, and also includes (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(k)                              “Deposit Account” means a deposit account (as that term is defined in the Code).

(l)                                  “Equipment” means all equipment (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, and including, without limitation, all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefor.

(m)                          “Event of Default” has the meaning specified therefor in the Note.

(n)                              “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, programming materials, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment under any royalty or licensing agreements (including Intellectual Property Licenses), infringement claims, commercial computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company that do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(o)                              “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(p)                              “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(q)                              “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(r)                                 “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the Grantor is a licensee or licensor under any such license agreement, as may be amended, restated, supplemented, or otherwise modified from time to time.

(s)                                “Inventory” means all inventory (as that term is defined in the Code) in all of its forms of the Grantor, wherever located, including, without limitation, (i) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (ii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefor.

(t)                                 “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(u)                              “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind.

(v)                              “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(w)                          “Note” has the meaning specified therefor in the recitals to this Agreement.

(x)                              “Patents” means all patents and patent applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of Grantor’s rights corresponding thereto throughout the world.

(y)                              “Permitted Liens” means (i) Liens for taxes, government assessments, and other similar charges, and charges and claims for labor, materials, and supplies, in each case not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Grantor’s books; (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) carrier’s, mechanic’s, materialman’s, supplier’s, vendor’s, landlord’s, or similar liens arising in the ordinary course of business securing amounts that are not delinquent or past due or that are being contested in good faith by appropriate proceedings; (iv) Liens relating to purchase money security interests arising in the ordinary course of business; (v) building restrictions, zoning and other government ordinances, easements, rights of way, and other restrictions of legal record, and minor defects and irregularities in title, affecting real property which may or may not be revealed by a survey and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the business; (vi) Liens securing the Grantor’s obligations under real property leases; (vii) banker’s liens imposed by law, including liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code; (viii) liens and security interests on deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (ix) licenses of a Company Entity’s Intellectual Property Rights (as defined in the Securities Purchase Agreement) entered into in the ordinary course of business; (x) Liens over all of the Collateral in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes; and (xi) Liens granted to the Escrow Agent under the Escrow Agreement (as those terms are defined in the Securities Purchase Agreement).

(z)                               “Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses in the ordinary course of business for the use of Intellectual Property that terminate on or prior to the Maturity Date, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business.

(aa)                        “Person” has the meaning specified therefor in the Note.

(bb)                      “Pledged Collateral” means any Collateral in the possession or control (as defined in Section 26) of a holder of Senior Notes or the Secured Party.

(cc)                        “Pledged Companies” means each Person all or a portion of whose Stock is acquired or otherwise owned by the Grantor after the date hereof.

(dd)                    “Pledged Interests” means all of Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(ee)                        “Pledged Operating Agreements” means all of Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the

Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ff)                          “Pledged Partnership Agreements” means all of Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(gg)                      “Proceeds” has the meaning specified therefor in Section 2.

(hh)                      “Real Property” means any estates or interests in real property now owned or hereafter acquired by Grantor and the improvements thereto.

(ii)                              “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(jj)                              “Satisfaction in Full of the Senior Notes” shall mean the Satisfaction in Full of the Senior Creditor Indebtedness” as defined in the Subordination Agreement.

(kk)                      “Secured Obligations” means the Obligations as defined in the Guaranty.

(ll)                              “Securities Account” means a securities account (as that term is defined in the Code).

(mm)              “Securities Purchase Agreement” has the meaning specified therefor in the Note.

(nn)                      “Security Documents” means, collectively, this Agreement, each Control Agreement and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by the Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(oo)                      “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(pp)                      “Senior Notes” has the meaning specified therefor in the Note.

(qq)                      “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(rr)                            “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(ss)                          “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor’s business symbolized by the foregoing or connected therewith, and (v) all of Grantor’s rights corresponding thereto throughout the world.

(tt)                            “Transaction Documents” means this Agreement, the other Security Documents and the Guaranty.

(uu)                      “URL” means “uniform resource locator,” an internet web address.

2.                                    Grant of Security. The Grantor hereby unconditionally grants, assigns, and pledges to the Secured Party a separate, continuing security interest (each, a “Security Interest” and, collectively, the “Security Interests”) in all assets of the Grantor whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, the Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a)                               all of the Grantor’s Accounts;

(b)                              all of the Grantor’s Books;

(c)                               all of the Grantor’s Chattel Paper;

(d)                             all of the Grantor’s Deposit Accounts;

(e)                               all of the Grantor’s Equipment and fixtures;

(f)                                all of the Grantor’s General Intangibles;

(g)                              all of the Grantor’s Intellectual Property;

(h)                              all of the Grantor’s Inventory;

(i)                                  all of the Grantor’s Investment Related Property;

(j)                                  all of the Grantor’s Negotiable Collateral;

(k)                              all of the Grantor’s Real Property;

(l)                                  all of the Grantor’s rights in respect of Supporting Obligations;

(m)                          all of the Grantor’s Commercial Tort Claims;

(n)        all of the Grantor’s money, cash, cash equivalents, or other assets of the Grantor that now or hereafter come into the possession, custody, or control of the Secured Party; and

(o)        all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Investment Related Property, Negotiable Collateral, Real Estate, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to the Grantor or the Secured Party from time to time with respect to any of the Investment Related Property.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the Security Interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property; provided, however that, if any Excluded Property would have otherwise constituted Collateral, when such property shall cease to be Excluded Property, such property shall be deemed at all times from and after such date to constitute Pledged Collateral.  For purposes hereof, “Excluded Property” shall mean, collectively: (i) the Stock of any direct subsidiary of the Grantor that is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (a “CFC”)) in excess of 65% of the total combined voting power of all classes of Stock of such CFC that are entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations); (ii) any right, title or interest in any permit, lease, license, contract, instrument, document, franchise, General Intangible or other agreement entered into by the Grantor (A) that prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of such Lien or which would be breached or give any party the right to terminate it as a result of creation of such or Lien, but only if any such prohibition or restriction is not rendered ineffective under Code Section 9-408 or other applicable law, or (B) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition or requirement for consent is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other applicable Law; (iii) any property now owned or hereafter acquired by the Grantor that is subject to a purchase money Lien or a capital lease permitted under the Transaction Documents if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) prohibits the creation by the Grantor of a Lien thereon or requires the consent of any third party which consent has not been obtained as a condition to the creation of any other Lien on such property and the imposition of the Security Interest would result in a default under the terms of any such purchase money Lien; (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (v) any property to the extent that such grant of a security interest is prohibited by a governmental authority, or requires a consent not obtained of any governmental authority which prohibition or requirement of consent is not rendered ineffective by the Code; or (vi) leasehold interests in Real Property with respect to which the Grantor is a tenant or subtenant if any such Security Interest is prohibited under the applicable lease; provided, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

3.         Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to the Secured Party but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Grantor.

4.         Grantor Remains Liable.  Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, the Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the Grantor until the occurrence of an Event of Default and until the Secured Party shall notify the Grantor of its exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5.         Representations and Warranties.  The Grantor hereby represents and warrants as follows:

(a)        The exact legal name of the Grantor is set forth in the preamble to this Agreement.

(b)        The Grantor does not own any Real Property.  Schedule 2 attached hereto sets forth (i) all Real Property leased by the Grantor, together with all other locations of

Collateral, as of the date hereof, and (ii) the chief executive office of the Grantor as of the date hereof.

(c)        This Agreement creates a valid security interest in all of the Collateral of the Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing the Grantor, as a debtor, and Secured Party, as secured party, in the jurisdictions listed on Schedule 3 attached hereto. Upon the making of such filings, the Secured Party shall have a first priority perfected security interest in all of the Collateral of the Grantor to the extent such security interest can be perfected by the filing of a financing statement (subject to Permitted Liens). Subject to Section 6(c) and the Grantor’s obligations under the security agreement relating to the Senior Notes, all action by the Grantor necessary to perfect and reasonably necessary to protect such security interest on each item of Collateral has been duly taken; provided, however, that the Grantor shall not be required to obtain or file a leasehold mortgage with respect to any leased Real Property.

(d)       Except for the Security Interests created hereby, no Collateral is subject to any Lien as of the date hereof, except for Permitted Liens.

(e)        Except as provided in the Subordination Agreement, no consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by the Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Grantor, or (ii) for the exercise by the Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(f)        Schedule 4 contains a complete and accurate list of all of the Grantor’s Deposit Accounts and Securities Accounts as of the date hereof.

6.         Covenants.  The Grantor covenants and agrees with the Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof:

(a)        Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper with a value in excess of $100,000 in the aggregate, and if and to the extent that perfection or priority of the Secured Party’s Security Interests is dependent on or enhanced by possession, the Grantor, immediately upon the request of the Secured Party, shall execute such other documents and instruments as shall be reasonably requested by the Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Secured Party (or the holders of the Senior Notes prior to the Satisfaction in Full of the Senior Notes), together with such undated powers endorsed in blank as shall be requested by the Secured Party.

(b)        Chattel Paper.  Subject to Section 26:

(i)      The Grantor shall take all steps reasonably necessary to grant the Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii)     If the Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Exchange Agreement), promptly upon the request of the Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of Superconductor Technologies Inc.”

(c)        Control Agreements.  The Secured Party acknowledges and agrees that the Grantor shall not be required to perfect the Secured Party’s Security Interest in any Deposit Account constituting a payroll account. The Grantor shall not establish or maintain any Deposit Account or Securities Account (or any other similar account) other than a payroll account unless (i) the Grantor shall have provided the Secured Party with ten (10) days’ advance written notice of each such account and (ii) if an Event of Default has occurred and is then continuing, the Secured Party shall have received a Control Agreement in respect of such account concurrently with the opening thereof. After the Satisfaction in Full of the Senior Notes, from and after the occurrence and during the continuance of any Event of Default, the Grantor shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first (1st) Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to the Grantor) into a Deposit Account subject to a Control Agreement. Upon the request of the Secured Party from and after the occurrence and during the continuance of any Event of Default, the Grantor shall promptly (but in no event later than ten (10) Business Days after such request therefor) cause each of its Deposit Accounts and Securities Accounts to be subject to a Control Agreement in favor of the Secured Party.

(d)       Letter-of-Credit Rights.  Subject to Section 26, in the event that the Grantor is or becomes the beneficiary of one or more letters of credit with a face amount of greater than $50,000 individually or $200,000 in the aggregate, the Grantor shall promptly (and in any event within five (5) Business Days after becoming a beneficiary) notify the Secured Party thereof and, upon the request by the Secured Party, use commercially reasonable efforts to enter into a multi-party agreement with the Secured

Party, the holders of the Senior Notes, and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Secured Party and directing all payments thereunder to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, all in form and substance satisfactory to the Secured Party.

(e)        Commercial Tort Claims.  The Grantor shall promptly (and in any event within five (5) Business Days of receipt thereof) notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of the Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed reasonably necessary or desirable by the Secured Party to give the Secured Party a first priority, perfected security interest (subject to Permitted Liens) in any such Commercial Tort Claim.

(f)        Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantor shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Secured Party thereof in writing and use commercially reasonable efforts to execute any instruments or take any steps reasonably required by the Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to the Secured Party during the continuance of an Event of Default following notice from the Secured Party, and shall provide written notice thereof and use commercially reasonable efforts to take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide the Secured Party a first-priority perfected security interest (subject to Permitted Liens) in such contract.

(g)        Investment Related Property.

(i)         If the Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within five (5) Business Days of receipt thereof) identify such Pledged Interests in a written notice to the Secured Party;

(ii)        Upon the request of the Secured Party during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by the Grantor shall be held by the Grantor in trust for the benefit of the Secured Party segregated from the Grantor’s other property, and the Grantor shall deliver it promptly to the Secured Party in the exact form received (subject to Section 26);

(iii)       The Grantor shall promptly deliver to the Secured Party a copy of each material notice or other written communication received by it in respect of any Pledged Interests;

(iv)    The Grantor shall not make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

(v)     The Grantor agrees that it will cooperate with the Secured Party in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi)    As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, the Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) shall not be dealt in or traded on securities exchanges or in securities markets, (B) will not constitute investment company securities, and (C) will not be held by the Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(h)        Transfers and Other Liens.  The Grantor shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for Permitted Transfers or as expressly permitted by this Agreement and the other Transaction Documents, or (ii) except for Permitted Liens, create or permit to exist any Lien upon or with respect to any of the Collateral without the consent of the Secured Party. The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by the Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens (other than Liens in favor of the initial holders of the Senior Notes or their permitted assigns securing the Senior Notes) shall not be permitted with respect to any Pledged Interests.

(i)         Preservation of Existence.  The Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement.

(j)         Maintenance of Properties. The Grantor shall maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k)        Maintenance of Insurance. The Grantor shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to all of its assets and properties (including, without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, in each case, reasonably acceptable to the Secured Party, it being acknowledged by the Secured Party that the amount and coverage level in effect as of the date hereof is reasonably acceptable to the Secured Party.

(l)         Other Actions as to Any and All Collateral.  The Grantor shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) notify the Secured Party in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code) or instruments (as defined in the Code) collectively having an aggregate value in excess of $100,000 or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of the Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed reasonably necessary or desirable by the Secured Party to protect the Secured Party’s Security Interests therein.

7.         Relation to Other Transaction Documents.  In the event of any conflict between any provision in this Agreement and any provision in the Guaranty, such provision of the Guaranty shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of the Grantor or imposes more burdensome or additional obligations on the Grantor, in which event the applicable provision in this Agreement shall control.

8.         Further Assurances.

(a)        The Grantor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(b)        The Grantor authorizes the filing by the Secured Party of financing or continuation statements, or amendments thereto, including, but limited to, the recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, and Grantor will execute and deliver to the Secured Party such other instruments or notices, as may be reasonably necessary or as the Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby. Upon the Satisfaction in Full of the Secured Obligations, the Secured Party shall (at Grantor’ expense) file a termination statement and/or other necessary documents terminating and releasing any and all financing statements or Liens on the Collateral pursuant to Section 24 within five (5) Business Days following a written request therefor from Grantor. If the Secured Party does not file such termination statement or other necessary documents within ten (10) Business Days following such written request, the Secured Party hereby authorizes the Grantor to file the same on its behalf.

(c)        The Grantor authorizes the Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all real and personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. The Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Secured Party in any jurisdiction.

(d)       Subject to Section 8(b), the Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) of the Code.

(e)        Upon five (5) Business Day’s advance notice, the Grantor shall permit the Secured Party (at the Secured Party’s expense) or its employees, accountants, attorneys or agents, access to examine and inspect any Collateral or any other property of the Grantor at any time during ordinary business hours.

9.         Secured Party’s Right to Perform Contracts, Exercise Rights, etc.  Subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party (a) may proceed to perform any and all of the obligations of the

Grantor contained in any contract, lease, or other agreement and exercise any and all rights of the Grantor therein contained as fully as the Grantor itself could, (b) shall have the right to use the Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by the Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of the Secured Party or any of its nominees.

10.       Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party as the attorney-in-fact of the Grantor upon the occurrence and during the continuance of an Event of Default. In the event the Grantor fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which the Grantor now or at any time hereafter is required to execute or deliver pursuant to the terms of the Exchange Agreement or any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor and in the name of the Grantor to execute and deliver each of the foregoing. Without limitation of the foregoing, subject to the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have full authority in the place and stead of the Grantor, and in the name of any the Grantor or otherwise, to take any action and to execute any instrument which the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)        to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral;

(b)        to receive and open all mail addressed to the Grantor and to notify postal authorities to change the address for the delivery of mail to the Grantor to that of an address approved by the Secured Party;

(c)        to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)       to file any claims or take any action or institute any proceedings which the Secured Party may deem reasonably necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(e)        to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for the exclusive purpose of sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of the Grantor.

To the extent permitted by law, the Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  Such power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11.       Secured Party May Perform.  If the Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Secured Party may perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor.

12.       Secured Party’s Duties; Bailee for Perfection.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party in favor of the Grantor or any other holder of a Lien on the Collateral to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall not have any duty to the Grantor or any other holder of a Lien on the Collateral as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which is accorded to its own property. The Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Person has a Lien, the Secured Party shall be the bailee of each such other Person solely for purposes of perfecting (to the extent not otherwise perfected) each such other Person’s Lien in such Collateral, provided that the Secured Party shall not be obligated to obtain or retain possession of any such Collateral.

13.       Collection of Accounts, General Intangibles and Negotiable Collateral. Subject to the Subordination Agreement, at any time upon the occurrence and during the continuation of an Event of Default, the Secured Party may (a) notify Account Debtors of the Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Secured Party or that the Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14.       Disposition of Pledged Interests by Secured Party.  None of the Pledged Interests hereafter acquired on the date of acquisition thereof will be registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Grantor understands that in connection with such disposition, the Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market. The Grantor, therefore, agrees that:  (a) if the Secured Party shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Secured Party has handled the disposition in a commercially reasonable manner.

15.       Voting Rights.

(a)        Subject to the Subordination Agreement, upon the occurrence and during the continuation of an Event of Default, (i) the Secured Party may, at its option, and with two (2) Business Days prior notice to the Grantor, and in addition to all rights and remedies available to the Secured Party under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if the Secured Party duly exercises its  right to vote any of such Pledged Interests, the Grantor hereby appoints the Secured Party as the Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that the Secured Party deem advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. Such power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b)        For so long as the Grantor shall have the right to vote the Pledged Interests, it covenants and agrees that it will not, without the prior written consent of the Secured Party, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of the Secured Party exercising the voting rights owned by the Grantor or the value of the Pledged Interests.

16.       Remedies.  In each case subject to the limitations provided in the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default:

(a)        The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, the Grantor expressly agrees that, in any such event, the Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Secured Party  promptly, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party  at one or more locations where the Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as the Secured Party may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)        The Secured Party is hereby granted a non-exclusive license or other right to use, without liability for royalties or any other charge, the Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by the Grantor or with respect to which the Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Secured Party, and (ii) the Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by the Secured Party), as it pertains to the Collateral, for the exclusive purpose of preparing for sale, advertising for sale and effectuating the sale of any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Secured Party.

(c)        Any cash held by the Secured Party as Collateral and all proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), the Grantor shall remain liable for any such deficiency.

(d)       The Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Secured Party shall have the right to an immediate writ of possession without notice of a hearing. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection it may have thereto or the right to have a bond or other security posted by the Secured Party.

(e)        The Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon the Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to the Grantor’s Deposit Accounts in which the Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the Grantor to pay the balance of such Deposit Account to or for the benefit of the Secured Party, and (ii) with respect to the Grantor’s Securities Accounts in which the Secured Party’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the Grantor to (A) transfer any cash in such Securities Account to or for the benefit of the Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Secured Party.

17.       Application of Proceeds of Collateral.  Subject to the limitations provided in the Subordination Agreement, all proceeds of Collateral received by the Secured Party shall be applied as follows:

(a)        first, ratably to pay any expenses due to the Secured Party (including, without limitation, the reasonable costs and expenses paid or incurred to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence and during the continuance of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated);

(b)        second, to pay any indemnities then due to the Secured Party under the Transaction Documents, until paid in full;

(c)        third, ratably to pay any fees or premiums then due to the Secured Party under the Transaction Documents, until paid in full;

(d)       fourth, ratably to pay interest due to the Secured Party under the Note to the extent such interest then constitutes a portion of the Secured Obligations, until paid in full;

(e)        fifth, ratably to pay the principal amount then due to the Secured Party under the Note to the extent such principal then constitutes a portion of the Secured Obligations, until paid in full;

(f)        sixth, ratably to pay any other Secured Obligations then due to the Secured Party; and

(g)        seventh, to Grantor or such other Person entitled thereto under applicable law.

18.       Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.

19.       Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

20.       Intentionally Omitted.

21.       Indemnity and Expenses.

(a)        Grantor agrees to indemnify the Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b)        The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents. The Grantor shall, upon demand, pay to the Secured Party all of the reasonable costs and expenses which the Secured Party may incur in connection with (i) the exercise or enforcement of any of the rights of the Secured Party hereunder or (ii) the failure by the Grantor to perform or observe any of the provisions hereof.

22.       Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No provision of this Agreement may be amended other than by an instrument in writing signed by the Grantor and the Secured Party. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

23.       Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Resonant LLC

460 Ward Drive, Suite D

Santa Barbara CA 93111

Facsimile: NONE

E-mail: tlingren@resonantwireless.com

Attention: Chief Executive Officer

With copies (for informational purposes only) to:

460 Ward Drive, Suite D

Santa Barbara, CA 93111

Fax Number None

E-mail: dchristopher@resonantwireless.com

Attention: General Counsel; and

GTC Law Group CA LLP & Affiliates

Attention: Adam M. Klotz

Fax Number: (310) 496-1251

E-mail: aklotz@gtclawgroup.com

If to the Secured Party:

Superconductor Technologies Inc.

9101 Wall Street, Suite 1300

Austin, TX 78754

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

24.       Separate, Continuing Security Interests; Assignments under Transaction Documents.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of the Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon the Grantor, and its permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor or any other Person entitled thereto. At such time, the Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by the Grantor to the Secured Party nor any additional loans made by the Secured Party to the Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantor, or any of them, by the Secured Party, nor any other act of the Secured Party shall release the Grantor from any obligation, except a release or discharge executed in writing by the Secured Party.  The Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Secured Party would otherwise have had on any other occasion.

25.       Governing Law; Jurisdiction; Service of Process; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at the Secured Party’s option, in the courts of any jurisdiction where the Secured Party elects to bring such action or where such Collateral or other property may be found. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26.       Collateral in Possession.  Prior to the Satisfaction in Full of the Senior Notes, notwithstanding any other provision of this Agreement, the requirement for the Grantor to deliver physical Pledged Collateral to the Secured Party shall be deemed to be satisfied upon delivery of such physical Pledged Collateral to the applicable holders of the Senior Notes.

27.       Miscellaneous.

(a)        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b)        Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)        Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)       The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)        The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f)        Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full (other than inchoate indemnity obligations which have not been reduced to a monetary amount and that survive in accordance with their terms). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g)        All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:	RESONANT LLC, a California limited liability company

	By:	/s/ Terry Lingren
Name: Terry Lingren
Title: Chief Executive Officer

STI – RESONANT LLC SECURITY AGREEMENT

SECURED PARTY:	SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation

	By:	/s/ Jeffrey A. Quiram
Name: Jeffrey A. Quiram
Title: President and Chief Executive Officer

STI – RESONANT LLC SECURITY AGREEMENT

SCHEDULE 1

COMMERCIAL TORT CLAIMS

N/A

SCHEDULE 2

REAL PROPERTY

Owned Real Property

N/A

Leased Real Property (used under a license from Superconductor Technologies Inc. rather than a formal lease)

460 Ward Drive, Suite D

Santa Barbara CA 93111

Chief Executive Office

460 Ward Drive, Suite D

Santa Barbara CA 93111

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

1.            State of Delaware

2.            State of California

SCHEDULE 4

ACCOUNTS

Deposit Accounts

The Company has the following bank accounts with Bank of the West:

1.	General Operating:	028026302

2.	Payroll:	028898825

3.	Money Market:	028026294

Securities Accounts

N/A